POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of First Charter Corporation (the "Corporation") and the several undersigned Officers and Directors thereof whose signatures appear below hereby makes, constitutes and appoints Lawrence M. Kimbrough and Robert O. Bratton, and each of them acting individually, its and his true and lawful attorneys, with full power to act without the other and with full power of substitution, to execute, deliver and file in its name and on its and his behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) a Registration Statement on Form S-8 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 300,000 shares of the Common Stock of the Corporation for sale from time to time by the Corporation to various of its employees pursuant to the exercise of options granted under the 1999 Employee Stock Purchase Plan, and any and all amendments, including any and all post-effective amendments, to the foregoing and any and all documents in support thereof or supplemental thereto, and (b) such registration statements, petitions, applications, consents to service of process or other instruments, and any and all amendments or supplements to the foregoing and any and all documents in support thereof or supplemental thereto, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such state or other securities laws, regulations and requirements as may be applicable; and each of the Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as the Corporation might or could do, and as each of said Officers and Directors might or could do personally in his capacity or capacities as aforesaid, and each of the Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its or his signature as the same may be signed by said attorneys or attorney, or either of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all amendments to the foregoing and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

     IN WITNESS WHEREOF, First Charter Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors of the Corporation in the capacity or capacities noted has hereunto set his hand on the date indicated.

                         FIRST CHARTER CORPORATION


                         By:/s/ LAWRENCE M. KIMBROUGH
                              Lawrence M. Kimbrough
                              President and Chief Executive
                              Officer

                              Dated: April 15, 1998

     Signature                Title                 Date

/S/ LAWRENCE M. KIMBROUGH President, Chief     April 15, 1998
Lawrence M. Kimbrough     Executive Officer
                          and Director
                          (Principal Executive
                          Officer)

/S/ ROBERT O. BRATTON     Executive Vice       April 15, 1998
Robert O. Bratton         President
                          (Principal Financial
                          and Principal Accounting
                          Officer)


____________________      Director             April __, 1998
William R. Black


/S/ MICHAEL R. COLTRANE   Director             April 15, 1998
Michael R. Coltrane


/S/ J. ROY DAVIS, JR.     Director             April 15, 1998
J. Roy Davis, Jr.


/S/ T. CARL DEDMON        Director             April 15, 1998
T. Carl Dedmon


___________________       Director             April __, 1998
James B. Fincher


/S/ JOHN J. GODBOLD, JR.  Director             April 15, 1998
John J. Godbold, Jr.


/S/ H. CLARK GOODWIN      Director             April 15, 1998
H. Clark Goodwin


__________________        Director             April __, 1998
Charles F. Harry III


/S/ FRANK H. HAWFIELD, JR.Director             April 15, 1998
Frank H. Hawfield, Jr.


/S/ J. KNOX HILLMAN, JR.  Director             April 15, 1998
J. Knox Hillman, Jr.


/S/ BRANSON C. JONES      Director             April 15, 1998
Branson C. Jones


/S/JERRY E. MCGEE         Director             April 15, 1998
Jerry E. McGee


/S/ HUGH H. MORRISON      Director             April 15, 1998
Hugh H. Morrison


/S/ THOMAS R. REVELS      Director             April 15, 1998
Thomas R. Revels